Exhibit 99.1

Medley Capital Corporation Declares $0.37 Per Share Dividend; Announces December 31, 2013 Financial Results

New York, NY – February 6, 2014

First Quarter Fiscal Year 2014 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2013 of $0.37 per share, payable on March 14, 2014, to stockholders of record as of February 26, 2014. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter ended December 31, 2013

First Quarter Highlights

•	Declared a dividend of $0.37 per share
•	Net investment income of $0.42 per share
•	Net income of $0.36 per share
•	Net asset value (NAV) of $12.68 per share
•	Gross investment originations of $160.6 million

Portfolio Investments

The total value of our investments was $818.5 million at December 31, 2013. During the quarter ended December 31, 2013, the Company originated $160.6 million of new investments and had $92.0 million of repayments resulting in net investment originations of $68.6 million. As of December 31, 2013, the Company had investments in securities of 63 portfolio companies with approximately 64.0% consisting of senior secured first lien investments, 35.4% consisting of senior secured second lien investments, 0.1% in unsecured debt and 0.5% in equities/warrants. As of December 31, 2013, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 13.6%.

Results of Operations: Three Months Ended December 31, 2013

The Company reported net investment income and net income of $0.42 per share and $0.36 per share, respectively, calculated based upon the weighted average shares outstanding, for the three months ended December 31, 2013. As of December 31, 2013, the Company’s NAV was $12.68 per share.

Investment Income

For the three months ended December 31, 2013, gross investment income was $31.7 million and consisted of $25.1 million of portfolio interest income and $6.6 million of other fee income.

Expenses

For the three months ended December 31, 2013, total expenses were $14.6 million and consisted of the following: base management fees of $3.7 million, incentive fees of $4.3 million, interest and financing expenses of $4.5 million, professional fees of $0.6 million, administrator expenses of $0.7 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.6 million.

Net Investment Income

The Company reported net investment income of $17.0 million, or $0.42 on a weighted average per share basis, for the quarter ended December 31, 2013.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2013, the Company reported net realized gains of $45,000 and net unrealized depreciation of $2.8 million.

Liquidity and Capital Resources

As of December 31, 2013, the Company had cash and cash equivalents of $46.1 million and $95.9 million of debt outstanding under its $245.0 million senior secured revolving credit facility.

As of December 31, 2013, the Company had $120 million of debt outstanding under its senior secured term loan credit facility, $44.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On February 5, 2014, the Company’s board of directors declared a quarterly dividend of $0.37 per share payable on March 14, 2014 to holders of record as of February 26, 2014.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, February 7, 2014.

All interested parties may participate in the conference call by dialing (800) 688-0836 approximately 5-10 minutes prior to the call: international callers should dial (617) 614-4072. Participants should reference Medley Capital Corporation and the participant passcode of 23982724 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	December 31, 2013	September 30, 2013
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $820,250 and $748,406, respectively)	$809,125	$740,097
Affiliated investments (amortized cost of $9,443 and $9,284, respectively)	9,333	9,140
Total investments at fair value	818,458	749,237
Cash and cash equivalents	46,142	8,558
Interest receivable	9,052	9,608
Deferred financing costs, net	8,875	8,523
Other assets	293	249
Receivable for paydown of investments	2,186	-
Deferred offering costs	355	218

Total assets	$885,361	$776,393

LIABILITIES
Revolving credit facility payable	$95,900	$2,500
Term loan payable	120,000	120,000
Notes payable	103,500	103,500
SBA debentures payable	44,000	30,000
Payable for investments originated and purchased	-	54
Management and incentive fees payable, net	7,923	6,900
Accounts payable and accrued expenses	1,630	1,305
Administrator expenses payable	672	701
Deferred revenue	324	256
Interest and fees payable	1,402	1,156
Due to affiliate	4	82
Offering costs payable	110	105

Total liabilities	$375,465	$266,559

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
40,199,813 and 40,152,904 common shares issued and outstanding, respectively	$40	$40
Capital in excess of par value	506,687	506,062
Accumulated undistributed net investment income	14,359	12,185
Accumulated undistributed net realized gain/(loss) from investments	45	-
Net unrealized appreciation/(depreciation) on investments	(11,235)	(8,453)
Total net assets	509,896	509,834

Total liabilities and net assets	$885,361	$776,393

NET ASSET VALUE PER SHARE	$12.68	$12.70

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months
	ended December 31
	2013	2012
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$24,690	$14,471
Affiliated investments	393	368
Total interest income	25,083	14,839
Interest from cash and cash equivalents	2	1
Other fee income	6,583	2,879
Total investment income	31,668	17,719

EXPENSES
Base management fees	3,665	2,096
Incentive fees	4,258	2,404
Interest and financing expenses	4,540	2,317
Administrator expenses	672	522
Professional fees	614	292
Directors fees	151	113
Insurance	140	67
General and administrative	597	291
Total expenses	14,637	8,102
NET INVESTMENT INCOME	17,031	9,617

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	45	222
Net unrealized appreciation/(depreciation) on investments	(2,783)	(226)
Net gain/(loss) on investments	(2,738)	(4)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$14,293	$9,613

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.36	$0.39
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER
COMMON SHARE	$0.42	$0.39
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	40,162,592	24,767,375

DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.36

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777